UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2018, VIVUS, Inc., or the Company, and Allan L. Shaw entered into a Consulting Agreement, or the Consulting Agreement, effective February 1, 2018. Mr. Shaw has served as a member of the Company’s Board of Directors, or the Board, since September 15, 2015, and Mr. Shaw will continue serving on the Board. Effective February 1, 2018, Mr. Shaw resigned from the Company’s Audit Committee and Compensation Committee. As a continuing Board member, Mr. Shaw will continue to participate in the Company’s cash and equity compensation arrangement for non-employee directors.

Under the Consulting Agreement, Mr. Shaw will provide services to the Company relating to new commercial product candidates, the outstanding debt balances of the Company and other strategic partnering opportunities and capital structure matters. The Consulting Agreement will remain in effect until June 30, 2018 unless terminated earlier pursuant to the Consulting Agreement or extended by written agreement of the parties. Under the Consulting Agreement, Mr. Shaw will receive an initial payment of $60,000 for the month of February 2018 and then $30,000 per month starting in the month of March 2018, with any partial months being paid on a pro rata basis. Mr. Shaw will also be eligible to receive cash bonuses based on certain factors related to the Company, with total cash bonuses not to exceed $250,000. In addition, the Company will recommend at the next meeting of the Compensation Committee of the Board that Mr. Shaw be granted a stock option to purchase 300,000 shares of the Company’s common stock at a price per share equal to the fair market value as determined by the closing price of the Company’s common stock on the date of grant. Subject to Mr. Shaw continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) on the relevant vesting dates, the proposed stock option would vest as follows: 50,000 shares subject to the option will vest on the date of grant, 50,000 shares subject to the option will vest on June 30, 2018, 100,000 shares subject to the option will vest on December 31, 2018 and 100,000 shares subject to the option will vest on June 30, 2019. In addition, Mr. Shaw will be eligible to receive an additional fully vested stock option to purchase 100,000 shares of the Company’s common stock at the discretion of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date: March 2, 2018